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Exhibit 99.1

News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Announces Terms of Rights Offering
OLATHE, Kan., Monday, December 14, 2015 -- Hooper Holmes, Inc. (NYSE MKT: HH) announced today a record date of December 24, 2015 for its previously disclosed rights offering. Under the terms of the rights offering, the Company will distribute one non-transferable subscription right to purchase shares of its common stock, for each one share of its common stock held by a stockholder as of 5:00 pm CT, on the record date of December 24, 2015, as more fully described in the prospectus relating to the rights offering. A final amendment to the Company’s registration statement and prospectus filed with the SEC on Form S-1 with respect to the transaction will be filed this week. The Company anticipates that the registration statement will become effective at the end of this week.

Each subscription right will entitle its holder to purchase 0.569679 of a share of common stock at $0.09 per share, which represents a discount of nearly 17% from the weighted average trading price over the last month. Holders as of the record date will have until 5:00 pm CT on January 18, 2016 to exercise their basic subscription rights. The rights offering will also include an over-subscription privilege, which will entitle each rights holder that exercises its full basic subscription rights to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to certain limitations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

If the rights offering, which is aiming to raise $4.0 million, is completed successfully, it should enable us to satisfy section 1003(a)(ii) of the NYSE MKT Company Guide, which requires

Exhibit 99.1

companies reporting losses from continuing operations and net losses in its four most recent fiscal years to have $4.0 million of shareholders’ equity. On December 9, 2015, the Company received a notice from the NYSE MKT indicating that, based on the Company’s shareholders’ equity as reported in its Form 10-Q for the quarter ended September 30, 2015, the Company is not in compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide, having less than $4.0 million of shareholders’ equity while sustaining losses from continuing operations and net losses in its four most recent fiscal years.

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to realize the expected benefits from this acquisition and our strategic alliance with Clinical Reference Laboratory; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility and the financing for this acquisition; and the rate of growth in the Health and Wellness market. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.